SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2017

VAPIR ENTERPRISES, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-185083	27-1517938
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3511 Ryder Street, Santa Clara, California 95051

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (800) 841-1022

(Former Name or Former Address, if Changed Since Last Report)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

As used herein, the terms, “we,” “us,” “our,” and the “Company” refers to Vapir Enterprises, Inc., a Nevada corporation and its subsidiaries, unless otherwise stated.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On May 18, 2017 the Company Chief Executive Officer, Hamid Emarlou tendered his resignation as Chief Executive Officer and President of the Company, effective immediately.

His resignation was given orally to the Company’s Board of Directors and was not the result of any disagreement with the Company regarding any matters, including, but not limited to, any disagreements regarding the Company’s policies, procedures, or disclosures.

In connection with his resignation, the Board elected Mitra Sadeghzadeh to serve as the Company’s Chief Executive Officer and President, effective immediately.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
99.1	Action of the Board of Directors of Vapir Enterprises, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPIR ENTERPRISES, INC.

Date: May 18, 2017	By:	/s/ Mitra Sadeghzadeh
Mita, Sadeghzadeh, President

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